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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                October 26, 1999
                        ---------------------------------
                        (Date of earliest event reported)


                          Nielsen Media Research, Inc.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


  Delaware                          1-12275                      06-1450569
--------------                ---------------------          -------------------
  (State of                   (Commission File No.)             (IRS Employer
Incorporation)                                               Identification No.)


                    299 Park Avenue, New York, New York 10171
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (212) 708-7500
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



ITEM 1.           CHANGES IN CONTROL OF REGISTRANT

         On October 26, 1999, VNU N.V., a company organized under the laws of the Netherlands ("VNU"), through Niner Acquisition, Inc., a Delaware corporation and an indirect wholly owned subsidiary of VNU ("Purchaser"), accepted for purchase 54,733,956 shares of the common stock, par value $0.01 per share (the "Shares"), of Nielsen Media Research, Inc., a Delaware corporation (the "Company"), that had been validly tendered and not withdrawn (including shares tendered via guaranteed delivery) pursuant to Purchaser's tender offer for all of the outstanding Shares at $37.75 per Share, net to the seller in cash, without interest (the "Offer"). The Offer was made pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 15, 1999, as amended, by and among the Company, Purchaser and VNU USA, Inc., a New York corporation and a wholly owned subsidiary of VNU ("Parent"), which provides for, among other things, the making of the Offer by Purchaser and, following the consummation of the Offer, the merger of Purchaser with and into the Company (the "Merger"). The Shares purchased pursuant to the Offer constituted approximately 94.8% of the Shares then issued and outstanding. The aggregate purchase price for the Shares purchased pursuant to the Offer was $2,066,206,839. Purchaser obtained all funds needed for such purchase through VNU or its affiliates. VNU and its affiliates obtained such funds from cash-on-hand and short-term and long-term borrowings at market interest rates.

         On October 27, 1999, the Merger provided for by the Merger Agreement became effective. Pursuant to the Merger, Shares which were not validly tendered pursuant to the Offer and accepted for purchase by Purchaser (and whose holders have not sought appraisal of their Shares in accordance with applicable provisions of Delaware law) were converted into the right to receive $37.75 per Share, net to the seller in cash, upon delivery of appropriate documentation to the Paying Agent for the Merger. As a result of the Merger, Parent owns 100% of the outstanding Shares of the Company.

         In accordance with the Merger Agreement, on October 27, 1999, Gerald S. Hobbs, Thomas A. Mastrelli, James Ross and Rob F. van den Bergh were named as members of the Board of Directors of the Company.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 1999


                                      NIELSEN MEDIA RESEARCH, INC.


                                      By: /s/ Stuart Goldshein
                                          ------------------------------------
                                      Name:  Stuart Goldshein
                                      Title: Vice President & Controller











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